As Filed with the Securities and Exchange Commission on January 25, 2002
                                                      Registration No. 333-92509
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------


                               COMCAST CORPORATION
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                                    23-1709202
  (State or jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                  Identification Number)


                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                            Arthur R. Block, Esquire
                    Senior Vice President and General Counsel
                               Comcast Corporation
                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                          Copies of communications to:
                                 Bruce K. Dallas
                              Davis Polk & Wardwell
                               1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                                  ------------

Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ------------


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                          DEREGISTRATION OF SECURITIES

     Comcast Corporation (the "Registrant") registered an aggregate of 72,837,586 shares of its Class A Special Common Stock, par value $1.00 per share, (the "Shares") issuable in connection with the merger (the "Merger") of Lenfest Communications, Inc. ("Lenfest Communications") with and into Comcast LCI Holdings, Inc., a wholly- owned subsidiary of the Registrant ("Sub"), as described in the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 16, 1999 by and among the Registrant, Sub, Lenfest Communications, H.F. Lenfest, H. Chase Lenfest, Brook J. Lenfest and Diane Lenfest Myer (collectively, the "Lenfest Stockholders"). The Registrant registered the Shares pursuant to this Registration Statement on Form S-3, as amended (Registration No. 333-92509), declared effective on January 18, 2000.

     The Registrant filed the Registration Statement pursuant to its obligations under a Registration Rights Agreement dated as of November 16, 1999 between the Registrant and the Lenfest Stockholders (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Registrant's obligation to keep the Registration Statement effective terminated on January 18, 2002. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of 9:00 a.m., Eastern time, January 28, 2002, all Shares that were registered under the Registration Statement but that have not been previously sold under the prospectus that is a part of the Registration Statement. As of January 18, 2002, 20,147,401 Shares remain unsold under the prospectus.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Pennsylvania on the 25th day of January, 2002.


                              COMCAST CORPORATION


                              By /s/ Arthur R. Block
                                ------------------------------------------
                                Arthur R. Block, Senior Vice President and
                                General Counsel


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated and on the 25th day of January, 2002.



        Signature                Title
        ---------                -----


*                         Chairman of the Board of Directors
------------------------- and Director
Ralph J. Roberts




*                         Vice-Chairman of the Board of
------------------------- Directors and Director
Julian A. Brodsky



*                         President (Principal Executive
------------------------- Officer) and Director
Brian L. Roberts


                          Executive Vice President and
*                         Treasurer (Principal Financial
------------------------- Officer)
John R. Alchin



*                         Senior Vice President (Principal
------------------------- Accounting Officer)
Lawrence J. Salva



*                         Director
-------------------------
Decker Anstrom

        Signature                Title
        ---------                -----




*                         Director
-------------------------
Sheldon M. Bonovitz



*                         Director
-------------------------
Joseph L. Castle II



*                         Director
-------------------------
Felix G. Rohatyn



*                         Director
-------------------------
Bernard C. Watson



*                         Director
-------------------------
Irving A. Wechsler



*                         Director
-------------------------
Anne Wexler




*By:  /s/ Arthur R. Block
      -------------------
        Arthur R. Block
       Attorney-in-Fact





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